QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 16

May 15, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 15, 2002 of UbiquiTel Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

QuickLinks

  EXHIBIT 16